Exhibit 10.14
FORM OF
CONFIDENTIALITY AND NONCOMPETE AGREEMENT
     This CONFIDENTIALITY AND NONCOMPETE AGREEMENT (this “Agreement”), dated as of January 23, 2004, is made by and among Resolute Holdings, LLC, a Delaware limited liability company, and its subsidiary Resolute Natural Resources Company, a Delaware corporation (together, the “Company”), and                      (“Employee”).
WITNESSETH:
     WHEREAS, the Company and its subsidiary have been recently created and organized in connection with a proposed transaction (the “Proposed Transaction”) in which Natural Gas Partners VII, L.P., a Delaware limited partnership (“NGP”), and others will each purchase Equity Units (as defined in the Company’s operating agreement) of the Company (the “Membership Interests”);
     WHEREAS, in connection with the consummation of the Proposed Transaction, the Company and/or one or more of the Company’s subsidiaries (collectively, the “Related Parties”) plans to employ Employee on an “at-will” basis and to grant to Employee certain Incentive Interests in the Company (“Incentive Interests”);
     WHEREAS, Employee desires to be employed on such basis and to receive the Incentive Interests;
     WHEREAS, Employee acknowledges that, in the course of his employment by the Related Parties and performance of services on behalf of the Related Parties, he will become privy to various business opportunities, economic and trade secrets and relationships of the Related Parties; and
     WHEREAS, it is a condition to (i) the consummation of the Proposed Transaction, and (ii) the employment of Employee by the Related Parties and the provision to Employee of the Incentive Interests, that Employee enter into a confidentiality and noncompete agreement on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of, and as a material inducement to, NGP’s consummation of the Proposed Transaction, and in consideration of the employment of Employee by the Related Parties and the Company’s provision of the Incentive Interests to Employee, as well the Related Parties providing access to confidential information and training, the Company and Employee, intending to be legally bound, hereby agree as follows:
     1. Business Opportunities and Intellectual Property.
     (a) Employee shall promptly disclose to the Company all Business Opportunities and Intellectual Property (as defined below) that exist on the date hereof or become such during the Employment Term or the Post Termination Noncompete Term.

     (b) Employee hereby assigns and agrees to assign to the Company, its successors, assigns, or designees, all of Employee’s right, title, and interest in and to all Business Opportunities and Intellectual Property that exist on the date hereof or become such during the Employment Term or the Post Termination Noncompete Term, and further acknowledges and agrees that all Business Opportunities and Intellectual Property that exist on the date hereof or become such during the Employment Term or the Post Termination Noncompete Term constitute the exclusive property of the Company.
     (c) For purposes hereof, “Business Opportunities” shall mean all business ideas, prospects, proposals and other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, that are:
     (i) developed by Employee: (A) during the period that Employee is employed by any of the Related Parties (the “Employment Term”), or (B) before the Employment Term, if such opportunities were developed in connection with (I) assets that have been sold or contributed to the Company by Employee, or (II) Employee’s activities in the oil and gas industry, directly or indirectly, related to the Related Parties’ properties or assets acquired during the Employment Term; and
     (ii) originated by any third parties and brought to the attention of Employee, whether before or during the Employment Term, except to the extent that (I) such opportunities are not applicable, directly or indirectly, to any of the Related Parties’ properties or assets acquired during the Employment Term, and (II) third parties possess valid and enforceable rights to such opportunities;
together with information relating thereto, including, without limitation, the “Related Parties’ Business Records” (as defined below).
     (d) For purposes hereof “Intellectual Property” shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, and which are discovered, conceived, invented, created, or developed by Employee, alone or with others if such discovery, conception, invention, creation, or development (i) occurs in the course of Employee’s employment with the Related Parties, or (ii) occurs with the use of any of the Related Parties’ time, materials, assets or facilities (including assets sold or contributed to the Company by Employee), or (iii) in the opinion of at least a majority of the Managers of the Company, relates or pertains in any way to the Related Parties’ properties or assets acquired during the Employment Term, except to the extent that any third party possesses a valid and enforceable right to such Intellectual Property.
     2. NonCompete Obligations During Employment Term.
     (a) Except as set forth in subsection (b) hereof and in the Disclosure Schedule, Employee agrees that during the Employment Term:

     (i) Employee will not, other than through the Related Parties, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than two percent equity-holder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; and
     (ii) all investments made by Employee (whether in Employee’s own name or in the name of any family members or made by any Controlled Affiliates, as defined below), which relate to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products shall be made solely through the Related Parties; and Employee will not (directly or indirectly through any family members), and will not permit any Controlled Affiliate to: (A) invest or otherwise participate alongside the Related Parties in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Related Parties ultimately participates in such business or activity.
For purposes hereof, “Controlled Affiliates” are entities in which Employee and Employee’s family members collectively own, directly or indirectly, a majority of the equity or voting interests. The restrictions of this Section 2(a) do not apply to purely passive investments in public companies that do not exceed two percent of the outstanding equity interest in the applicable company.
     (b) Employee represents that neither Employee nor his Controlled Affiliates or his immediate family members (i.e., his spouse and minor children living in Employee’s household) own any investments or interests which relate to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products, other than Employee’s interest in the Company. This paragraph shall not apply to, and the Employee shall be entitled to hold and acquire purely passive investments in public companies in the energy industry provided such investments do not exceed two percent of the outstanding equity securities of any company.
     3. Confidentiality Obligations.
     (a) Employee hereby acknowledges that all trade secrets and confidential or proprietary information of the Related Parties (collectively referred to herein as “Confidential Information”) constitute valuable, special and unique assets of the Related Parties’ business, and that access to and knowledge of such Confidential Information is essential to the performance of Employee’s duties. Employee agrees that during the Employment Term and during the eighteen month period following the date of termination of Employee’s employment (the “Termination Date”), Employee will hold the Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Related Parties and their respective officers, directors and employees, any Confidential Information or use any Confidential Information for Employee’s own personal benefit or for the benefit of anyone other than the Related Parties. The Company agrees to provide Confidential Information to Employee in exchange for Employee’s agreement to keep such Confidential Information, and any Confidential Information to which Employee has already become privy, in strict confidence as provided in this Agreement.

     (b) For purposes of this Section 3, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Related Parties relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Related Parties whether oral or in written form, whether or not included in the Related Parties’ Business Records, but shall exclude any information which (A) is or has become part of common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement), (B) was rightfully in the possession of Employee, as shown by Employee’s records, prior to the date of this Agreement and which is not directly applicable to the business of the Company or any of its properties or assets, (C) is lawfully acquired by Employee after the Employment Term from any third party not bound by an obligation of confidence to the disclosing party; or (D) is independently developed by or for the Employee after the Employment Term without using the Confidential Information of the Related Parties; provided, however, that Employee shall provide to the Company copies of all information described in clause (B) to the extent reasonably requested by the Company; provided further, however, that this Section 3 shall not be applicable to the extent (1) Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved or (2) Employee receives a valid and effective subpoena, interrogatory or other legally enforceable request for information in connection with a judicial process.
     4. Obligations After Termination Date.
     (a) The purpose of the provisions of Section 2 and this Section 4 are to protect the Company from unfair loss of goodwill and business advantage and to shield Employee from pressure to use or disclose Confidential Information or to trade on the goodwill belonging to the Company. Accordingly, during the Post-Termination Noncompete Term (as defined below), Employee will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products in an area that is within a ten (10) mile radius of the boundaries of, any mineral property interest of any of the Related Parties (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest, or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Related Party and any third party) or any other property on which the Related Parties have, or are in the process of negotiating, an option, right, license, or authority to conduct or direct exploratory activities, such as three dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date; provided that, this Section 4 shall not preclude Employee from making personal investments in securities of oil and gas companies which are registered on a national stock exchange or on The Nasdaq Stock Market, if the aggregate amount owned by Employee and all family members and affiliates does not exceed 2% of such company’s outstanding securities.
     (b) For purposes hereof, the “Post Termination Noncompete Term” is:

     (i) the 18 month period following the Termination Date, if (A) Employee voluntarily resigned or otherwise voluntarily terminated his/her position as an officer or employee of the Related Parties, unless the Employee’s resignation follows the Related Parties’ reduction of Employee’s annual salary, (B) Employee’s employment by the Related Parties was terminated for Cause, or (C) Employee breached in any material respect any of the provisions of Sections 3, 4 or 5 hereof; or
     (ii) in the event that (A) Employee’s services as an officer or employee are terminated by a Related Party other than for Cause or (B) Employee voluntarily resigned or otherwise voluntarily terminated his/her position following a reduction of Employee’s annual salary by a Related Party, and in either case, (C) Employee is not in breach in any material respect of any of the provisions of Section 3, 4 or 5 hereof, the period during which the Company makes Severance Payments (as defined below) to Employee, the length of which shall be determined by the Company at its discretion, but in no event to be longer than 18 months following the Termination Date.
     (c) For purposes hereof, the term Severance Payments shall mean a monthly payment that is equal to the regular monthly salary that Employee was receiving from the Related Parties immediately before the Termination Date (which in no event shall be less than Employee’s regular monthly salary or monthly salary in effect immediately prior to the reduction that preceded Employee’s resignation, if applicable), and such Severance Payments shall be payable at the same times as Employee’s regular salary was paid immediately before the Termination Date.
     (d) For purposes hereof, “Cause” means any of the following: (i) Employee’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or its affiliates or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (ii) Employee’s repeated intoxication by alcohol or drugs during the performance of Employee’s duties in a manner that materially and adversely affects Employee’s performance of such duties; (iii) malfeasance in the conduct of Employee’s duties, including, but not limited to, (A) willful and intentional misuse or diversion of funds of the Company or its affiliates, (B) embezzlement, or (C) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or its affiliates; (iv) Employee’s material violation of any provision of the Voting and Members Agreement of even date herewith among Employee, the Company and others that remains uncured for a period of 30 days after notice thereof; or (v) Employee’s material failure to perform the duties of Employee’s employment or engagement or material failure to follow or comply with the reasonable and lawful written directives of the managing Boards of the Company, in either case after Employee shall have been informed, in writing, of such material failure and given a period of not less than 60 days to remedy same.
     (e) The Company shall not be obligated to make Severance Payments if Section 4(b)(ii) above applies; however, if the Company elects not to make such payments there shall be no Post Termination Noncompete Term under Section 4(b)(ii). If the Company does elect to make Severance Payments under Section 4(b)(ii), it must notify Employee of such decision no later than five business days after the Termination Date. Thereafter, the Company shall be entitled to cease making Severance Payments at any time and for any reason, but only upon at least 30 days advance written notice to Employee, at which time the Post Termination

Noncompete Term shall end. Employee acknowledges that any Severance Payments made to Employee under Section 4(b)(ii) above, as well as the Company’s agreement to provide Confidential Information to Employee, will constitute adequate consideration for Employee’s agreements set forth in Section 4(a) above.
     (f) Employee will not, during the eighteen month period following the Termination Date, solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding 90 days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to (i) terminate his or her employment by, or contractual relationship with, such person, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for such person, (iv) become employed by or enter into contractual relations with any Persons other than such person, or (v) enter into a relationship with a competitor of any of the Related Parties.
     5. Business Records.
     (a) Employee agrees to promptly deliver to the Company, upon termination of Employee’s employment by the Related Parties, or at any other time when the Company so requests, all documents in existence on the Termination Date relating to the business of the Related Parties, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Related Parties (collectively, the “Related Parties’ Business Records”), and all copies thereof and therefrom.
     (b) Employee confirms that all of the Related Parties’ Business Records (and all copies thereof and therefrom) that are required to be delivered to the Company pursuant to this Section 5 constitute the exclusive property of the Company and the other Related Parties.
     (c) The obligation of confidentiality set forth in Section 3 shall continue notwithstanding Employee’s delivery of any such documents to the Company.
     (d) Notwithstanding the foregoing provisions of this Section 5 or any other provision of this Agreement, Employee shall be entitled to retain any written materials which, as shown by Employee’s records, were in Employee’s possession on or prior to the date hereof, subject to the Company’s right to receive a copy of such materials or, in lieu thereof, proof that such materials were in existence on the date hereof.
     (e) The provisions of this Section 5 shall continue in effect notwithstanding termination of Employee’s employment for any reason.

     6. Miscellaneous.
     (a) The invalidity or non-enforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect or of any other provision of this Agreement. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.
     (b) Employee acknowledges that the Company’s remedy at law for any breach of the provisions of this Agreement is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.
     (c) The representations and covenants contained in this Agreement on the part of Employee will be construed as ancillary to and independent of any other agreement between the Company and Employee, and, except as set forth in this Agreement, the existence of any claim or cause of action of Employee against the Company or any of the other Related Parties or any officer, director, or shareholder of the Company or any of the other Related Parties, whether predicated on Employee’s employment or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of Employee contained in this Agreement. In addition, the provisions of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding the termination of Employee’s employment for any reason.
     (d) The parties to this Agreement agree that the limitations contained in Section 4 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in Section 4 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.
     (e) All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be duly given if personally delivered or on the third day after being sent postage pre-paid by certified or registered mail, return receipt requested or by telecopy as follows: (a) if addressed to Employee, at the address or telecopy number furnished to the Company by Employee, or (b) if addressed to the Company, at its principal place of business or at its telecopy number at such address, to the attention of the President. Either party may change its address or telecopy number set forth above by giving the other party notice of such change in accordance with the provisions of this Section 6(e). A notice shall be deemed given, if by personal delivery or expedited delivery service, on the date of such delivery to such address, if by certified mail, on the date of receipt, refusal or first attempted date of delivery if unclaimed, or if by telecopy, on the date of receipt of the transmission of such notice at such telecopy number.

     (f) This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.
     (g) The parties agree that this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to rules or principles of conflicts of law requiring the application of the law of another State).
     (h) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
     (i) This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     (j) This Agreement and the obligations of the parties hereunder shall be terminate if the Company ceases to conduct business as a result of the failure of Resolute Holdings, LLC to drawn upon the capital commitments of the “Purchasers” (as defined in the Operating Agreement of Resolute Holdings, LLC) and use the proceeds thereof to purchase material energy industry assets.
     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.

RESOLUTE HOLDINGS, LLC
By:
Nicholas J. Sutton, CEO

RESOLUTE NATURAL RESOURCES COMPANY
By:
Nicholas J. Sutton, CEO

EMPLOYEE: [name]

Disclosure Schedule
None.